VOXX International Corporation Announces Definitive Agreement to Acquire Car Communication Holding GmbH, a European Leader in Automotive Communications and Infotainment Solutions

Potential acquisition will grow the Company's international footprint and expand relationships and distribution with automotive OEMs

HAUPPAUGE, N.Y., Feb. 9, 2012 /PRNewswire/ -- VOXX International Corporation (NASDAQ: VOXX) announced today that it has entered into a definitive agreement to acquire Car Communication Holding GmbH and its worldwide subsidiaries ("Hirschmann" ) for total consideration of euro 85 million, subject to certain contingencies and adjustments, plus related transaction fees and expenses. Hirschmann, headquartered in Neckartenzlingen, Germany, is a leading supplier of communications and infotainment solutions, primarily to the automotive industry, and counts among its global customers, Audi, BMW, DAF, Daimler, PSA, Renault, and Volkswagen Group, among others. Hirschmann will become a wholly-owned subsidiary of VOXX International.

This acquisition is expected to be financed with a new revolving credit facility and term loan from Wells Fargo Bank, N.A. Subsequent to the close of the transaction, VOXX International expects to have excess availability under the revolving credit facility for general corporate purposes. There can be no assurances that this, or any other transaction, will be completed or as to any terms that may be negotiated.

This transaction is expected to be accretive to cash flow and earnings per diluted share ("EPS") in fiscal 2013, inclusive of all costs for financing. The Company noted that in CY11, Hirschmann sales were approximately euro 140 million and that both sales and EBITDA are expected to increase in the coming year based on existing OEM agreements and future opportunities.

Patrick Lavelle, President and CEO of VOXX International, stated, "The acquisition of Hirschmann meets the criteria I had previously laid out and is a natural fit for our Company as we further expand our OEM automotive business. Hirschmann has been supplying automotive manufacturers for nearly 70 years and is a recognized leader in both antenna solutions and mobile tuners with strong, long-term OEM relationships."

Lavelle continued, "Their capability and existing worldwide digital TV tuner business holds great potential for us as we near deployment of MDTV in the US and we believe it will enhance our overall rear seat entertainment business. Additionally, their strong antenna engineering and R&D resources coupled with our existing RCA, Terk, and Schwaiger capabilities will allow us to expand antenna development and strengthen our position as a leading worldwide supplier."

John Shalam, Founder and Chairman of the Board, stated, "This acquisition realizes my long term vision for VOXX International, which is to achieve global OEM manufacturing status. The Hirschmann acquisition will not only generate additional revenue; it will also continue our diversification program and create strategic opportunities to leverage Hirschmann's advanced technologies. This will lead to more advanced and creative mobile electronics products and continued growth with car manufacturers on a worldwide basis."

Hirschmann is a recognized tier-1 supplier to the automotive industry. With Hirschmann, VOXX International greatly enhances its European automotive offering and relationships, and opens up new opportunities for expansion in other emerging markets, most notably in China. With car sales expected to rise over the coming year, and with much of Hirschmann's sales under contract given their long-standing relationships and ongoing programs, the Company believes Hirschmann will aid in driving long-term organic growth. Additionally, barring any additional acquisitions, the Company believes with cash generated from operations, it will be in a position to pay down its debt in full within the next five years.

Ludwig Geis, Chief Executive Officer of Hirschmann, stated, "VOXX International has been an innovative leader in the mobile category for decades with a world-class organization and management team, and we have been highly impressed with not only their track record, but also their vision in growing a global business. International car sales are anticipated to rise over the coming years and with VOXX backing, we believe we are well positioned to capitalize on this growth. Like them, our history has been to continuously drive product innovation and also like VOXX International, we believe our products and our people are key differentiators in the marketplace."

Pat Lavelle concluded, "With Hirschmann as part of VOXX International, I believe we'll be in an even better position to drive bottom line performance and generate attractive returns for our shareholders. Their business is solid and growing and is highly synergistic to what we have established globally with our OEM partners."

Wells Fargo Securities, LLC acted as exclusive financial advisor to the Company, and Wells Fargo Bank, N.A. provided the committed debt financing. Levy, Stopol & Camelo served as legal counsel to VOXX International along with Norton Rose

Germany LLP.

The proposed transaction is expected to close in March 2012.

About VOXX International Corporation
VOXX International Corporation (NASDAQ:VOXX) is the new name for Audiovox Corporation, a company that was formed over 45 years ago as Audiovox that has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, and now into premium high-end audio. Through its wholly owned subsidiaries, VOXX International proudly is recognized as the #1 premium loudspeaker company in the world, and has #1 market positions in automotive video entertainment and remote starts and TV remote controls and reception products. The Company's brands also hold leading market positions across a wide-spectrum of consumer and automotive segments.

Today, VOXX International is a global company....with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world's leading automotive manufacturers. The company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which is now comprised of over 30 trusted brands. Among the key domestic brands include Klipsch®, RCA®, Invision®, Jensen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code Alarm®, CarLink®, Omega®, Excalibur®, Prestige®, and SURFACE™. International brands include Klipsch®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach® and Incaar™. The Company continues to drive innovation throughout all of its subsidiaries, and maintains its commitment to exceeding the needs of the consumers it serves. For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the accessories business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2011.

Company Contact:
Glenn Wiener
GW Communications
Tel: +1-212-786-6011
Email: gwiener@GWCco.com

SOURCE VOXX International Corporation